Exhibit 99.1

LendingClub Aligns Cost Structure to Evolving Macroeconomic Environment

Expects Annualized Run-Rate Savings of $30 to $35 Million
Provides Preliminary Select Financial Results for Third Quarter 2023
Schedules Third Quarter 2023 Earnings Release and Conference Call

SAN FRANCISCO, October 12, 2023 -- LendingClub Corporation (NYSE: LC) announced today a cost reduction plan to ensure its ability to navigate through the challenging macroenvironment. The Company also provided preliminary results and scheduled the earnings release and conference call for the third quarter of 2023.

“We continue to proactively implement various measures to navigate the persistent and ongoing macroeconomic headwinds and the resulting pressure in our marketplace, primarily driven by higher interest rates,” said Scott Sanborn, LendingClub’s Chief Executive Officer. “To that end, we have made the very difficult decision to streamline our workforce. Longer term, we expect marketplace revenue to rebound as we capture the historically large credit card debt refinancing opportunity.”

LendingClub is reducing its workforce by approximately 14%, or 172 employees. The Company anticipates that the actions will result in annualized run-rate compensation and benefits savings of approximately $30 to $35 million compared to the second quarter of 2023.

Preliminary Financial Results for Third Quarter 2023

During the third quarter of 2023, the Company originated approximately $1.5 billion of loans and, based upon management’s current expectations, expects revenue and net income for the third quarter within the following ranges:

Third Quarter 2023
Revenue	$198 to $200 million
Net Income	$4 to $5 million

The expectations above are inclusive of the majority of severance charges, which were recorded in the third quarter of 2023.

Third Quarter 2023 Earnings Release and Conference Call

LendingClub will report earnings for the third quarter of 2023 on Wednesday, October 25, 2023, after market hours. LendingClub will host a conference call to discuss the third quarter 2023 financial results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) on the same day.

Submission of Conference Call Questions

In addition to questions asked live by analysts during the call, the company will also accept for consideration questions submitted via email prior to 12:00 p.m. Pacific Time (3:00 p.m. Eastern Time) on Tuesday, October 24, 2023. Please email questions to ir@lendingclub.com.
Webcast Information

A live webcast of the call will be available at http://ir.lendingclub.com under the Filings & Financials menu in Quarterly Results. To access the call please dial +1 (404) 975-4839 or outside the U.S. +1 (833) 470-1428 with Access Code 896211 ten minutes prior to 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time).

Replay

An audio archive of the call will be available at http://ir.lendingclub.com. An audio replay will also be available one hour after the end of the call until Wednesday, November 1, 2023, by calling +1 (929) 458-6194 or outside the U.S. +1 (833) 470-1428 with Access Code 963754.

About LendingClub

LendingClub Corporation (NYSE: LC) is the parent company of LendingClub Bank, National Association, Member FDIC. LendingClub Bank is the leading digital marketplace bank in the U.S., where members can access a broad range of financial products and services designed to help them pay less when borrowing and earn more when saving. Based on more than 150 billion cells of data and over $85 billion in loans, our advanced credit decisioning and machine-learning models are used across the customer lifecycle to expand seamless access to credit for our members, while generating compelling risk-adjusted returns for our loan investors. Since 2007, more than 4.7 million members have joined the Club to help reach their financial goals. For more information about LendingClub, visit https://www.lendingclub.com.

Safe Harbor Statement

Some of the statements in this press release, including statements regarding future financial results, the expected savings from the workforce reductions and macroeconomic conditions, are "forward-looking statements." The words "anticipate," "believe," "estimate," "expect," "intend," "may," "outlook," "plan," "predict," "project," "will," "would" and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: the results of procedures to finalize third quarter 2023 financial results; our ability to continue to attract and retain new and existing customers; competition; overall economic conditions; the interest rate environment; the regulatory environment; demand for the types of loans facilitated by us; default rates and those factors set forth in the section titled "Risk Factors" in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, as well as in our subsequent filings with the Securities and Exchange Commission. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT: For Investors: IR@lendingclub.com; Media Contact: Press@lendingclub.com